Exhibit 31.2
CERTIFICATION
I, Christopher J. Senner, certify that:
1. I have reviewed this Form 10-Q/A of Exelixis, Inc.; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ CHRISTOPHER J. SENNER
Christopher J. Senner
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Date: September 30, 2016